Exhibit 99.1

SIZZLE ACQUISITION CORP. ANNOUNCES CHANGE OF DATE OF SPECIAL MEETING OF STOCKHOLDERS TO FEBRUARY 2023

WASHINGTON, December 16, 2022 – Sizzle Acquisition Corp. (“Sizzle” or the “Company”) (Nasdaq: SZZL) announced today that its special meeting in lieu of annual meeting of stockholders (the “Meeting”) originally scheduled for Monday, December 19, 2022, is being postponed to a future to-be-determined date at the beginning of February 2023. At the Meeting, stockholders will be asked to vote on a proposal to approve an extension of the date by which Sizzle must consummate an initial business combination from February 8, 2023 to August 8, 2023, or such earlier date as determined by the Company’s board of directors (the “Charter Extension”).

As previously disclosed, on October 24, 2022, Sizzle entered into a definitive Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) with European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Operating Company”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“PubCo”) and Project Wolf Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination”. Subject to its terms and conditions, the Merger Agreement provides that the Operating Company and Sizzle will become wholly-owned subsidiaries of PubCo, a newly formed holding company. Pursuant to the Merger Agreement, at the closing of the Business Combination, (a) PubCo will acquire all of the issued and outstanding capital shares and equity interests of the Operating Company from EUR in exchange for ordinary shares of PubCo, the Operating Company will become a wholly-owned subsidiary of PubCo and EUR will become a shareholder of PubCo; and immediately thereafter (b) Merger Sub will merge with and into Sizzle, with Sizzle continuing as the surviving entity and wholly owned subsidiary of PubCo. The reason for the Charter Extension is to give Sizzle additional time to consummate the Business Combination.

When a new date and time for the Meeting will be determined by the Company, it will issue another press release and file revised proxy materials with the SEC containing the necessary information. As a result of this change, the record date determining which stockholders are eligible to vote at the Meeting will change, and the deadline for holders of the Company’s common stock issued in the Company’s initial public offering (the “public shares”) to submit their shares for redemption in connection with the Charter Extension will be extended to 5:00 p.m., Eastern Time, two business days prior to the new meeting date. Any stockholder that has already submitted a request to redeem their public shares, may withdraw such requests at any time prior to the Meeting, or such other date as the chairman of the board of directors may determine to be the deadline for accepting withdrawals of such redemption requests. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the Meeting by requesting the Company’s transfer agent, Continental Stock Transfer & Trust Company, to return such shares.

If stockholders have any questions or need assistance, please call the Company’s proxy solicitor, Advantage Proxy, at 1-877-870-8565 (toll free) or by email at ksmith@advantageproxy.com.

About Sizzle Acquisition Corp.

Sizzle is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Sizzle is led by Chairman and CEO Steve Salis and Vice Chairman Jamie Karson. In addition, Sizzle’s management team is comprised of: Nestor Nova and Daniel Lee; board directors comprised of: Steve Salis, Jamie Karson, Carolyn Trabuco, Karen Kelley, David Perlin and Warren Thompson; and board advisors comprised of: Rick Camac and Geovannie Concepcion. For more information, please visit https://sizzlespac.com/home/default.aspx.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Charter Extension, its inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sizzle expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as otherwise stated herein.

Contacts:

pr@sizzlespac.com

Keil Decker/Ashish Gupta, ICR

SizzleAcquisition@icrinc.com